AMENDED AND RESTATED SERVICES AGREEMENT

         This Services Agreement is made as of January 1, 2007, between Pacific Investment Management Company LLC ("PIMCO"), a Delaware limited liability company, and Allianz Life Insurance Company of New York (formerly knows as Preferred Life Insurance Company of New York) (the "Company"), a Minnesota insurance company.

         WHEREAS, the Company, Allianz Global Investors Distributors LLC (formerly known as PIMCO Funds Distributors LLC) and PIMCO Variable Insurance Trust (the "Trust") have entered into a Fund Participation Agreement dated December 1, 1999, as may be amended from time to time (the "Participation Agreement"), pursuant to which the Company, on behalf of certain of its separate accounts' (the "Separate Accounts"), purchases Administrative Class shares and Institutional Class shares ("Shares") of certain Portfolios of the Trust ("Portfolios") to serve as an investment vehicle under certain variable annuity and/or variable life insurance contracts ("Variable Contracts") offered by the Company, which Portfolios may be one of several investment options available under the Variable Contracts; and

         WHEREAS, PIMCO recognizes that it will derive substantial savings in administrative expenses by virtue of having a sole shareholder rather than multiple shareholders in connection with each Separate Account's investments in the Portfolios, and that in the course of soliciting applications for Variable Contracts issued by the Company and in servicing owners of such Variable Contracts, the Company will provide information about the Trust and its Portfolios from time to time, answer questions concerning the Trust and its Portfolios, including questions respecting Variable Contract owners' interests in one or more Portfolios, and provide services respecting investments in the Portfolios; and

         WHEREAS, the Trust has adopted an Administrative Services Plan (the "Plan") for the Administrative Class shares of each Portfolio under which Administrative Class assets may be used to reimburse financial intermediaries that provide services relating to Administrative Class shares; and

         WHEREAS, the Company has executed a separate Services Agreement with the Trust, dated April 1, 2000 (the "PIMCO Variable Insurance Trust Services Agreement"), pursuant to which the Company is entitled to reimbursement under the Plan for services provided to Variable Contract owners; and

         WHEREAS, PIMCO wishes to compensate the Company for the efforts of the Company in providing written and oral information and services regarding the Trust to Variable Contract owners; and

         WHEREAS, the following represents the collective intention and understanding of the service fee agreement between PIMCO and the Company.


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


        NOW, THEREFORE, in consideration of their mutual promises, the Company and PIMCO agree as follows:

     1. SERVICES. The Company and/or its affiliates agree to provide services ("Services") to owners of Variable Contracts including, but not limited to: teleservicing support in connection with the Portfolios; delivery of current Trust prospectuses, reports, notices, proxies and proxy statements and other informational materials; facilitation of the tabulation of Variable Contract owners' votes in the event of a Trust shareholder vote; maintenance of Variable Contract records reflecting Shares purchased and redeemed and Share balances, and the conveyance of that information to the Trust or PIMCO as may be reasonably requested; provision of support services, including providing information about the Trust and its Portfolios and answering questions concerning the Trust and its Portfolios, including questions respecting Variable Contract owners' interests in one or more Portfolios; provision and administration of Variable Contract features for the benefit of Variable Contract owners in connection with the Portfolios, which may include fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals; and provision of other services as may be agreed upon from time to time.

     2. COMPENSATION. In consideration of the Services, PIMCO agrees to pay to the Company a service fee at an annual rate equal to the rates listed on Schedule A to this Agreement of the average daily value of the Shares held in the Separate Accounts. Such payments will be made monthly in arrears. For purposes of computing the payment to the Company under this paragraph 2, the average daily value of Shares held in the Separate Accounts over a monthly period shall be computed by totaling such Separate Accounts' aggregate investment (Share net asset value multiplied by total number of Shares held by such Separate Accounts) on each business day during the calendar month, and dividing by the total number of business days during such month. The payment to the Company under this paragraph 2 shall be calculated by PIMCO at the end of each calendar month and will be paid to the Company within 30 days thereafter. Payment will be accompanied by a statement showing the calculation of the monthly amounts payable by PIMCO and such other supporting data as may be reasonably requested by the Company.

     3. TERM. This Services Agreement shall remain in full force and effect for an initial term of one year, and shall automatically renew for successive one year periods. This Services Agreement may be terminated by either party hereto upon 30 days written notice to the other. This Services Agreement shall terminate automatically upon the redemption of all Shares held in the Separate Accounts, upon termination of the Participation Agreement, upon a material, unremedied breach of the Participation Agreement, as to a Portfolio upon termination of the investment advisory agreement between the Trust, on behalf of such Portfolio, and PIMCO, or upon assignment of the Participation Agreement by either the Company or PIMCO. Notwithstanding the termination of this Services Agreement, PIMCO will continue to pay the service fees in accordance with paragraph 2 so long as net assets of the Separate Accounts remain in a




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


Portfolio, provided such continued payment is permitted in accordance with applicable law and regulation.

     4. AMENDMENT. This Services Agreement may be amended only upon mutual agreement of the parties hereto in writing.

     5. ENTIRE AGREEMENT; EFFECT ON OTHER TERMS, OBLIGATIONS, AND COVENANTS. This Agreement embodies the entire agreement and understandings between the parties hereto, and supersedes all prior agreement and understandings relating to the subject matter hereof. Except as otherwise provided in the preceding sentence, nothing herein shall amend, modify, or supersede any contractual terms, obligations, or covenants among or between any of the Company, PIMCO, or the Trust previously or currently in effect, including those contractual terms, obligations, or covenants contained in the Participation Agreement for the PIMCO Variable Insurance Trust Services Agreement.

     6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.


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


         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Services Agreement.

                                   PACIFIC INVESTMENT MANAGMENT
                                   COMPANY, LLC

                                   BY: /S/ JEFFREY M. SARGENT
                                   ---------------------------------
                                   NAME: JEFFREY M. SARGENT
                                   ---------------------------------
                                   TITLE: EXECUTIVE VICE PRESIDENT
                                   ---------------------------------



                                   ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

                                   BY: /S/ FRANK TONNEMAKER
                                   ---------------------------------
                                   NAME: FRANK TONNEMAKER
                                   ---------------------------------
                                   TITLE: VICE PRESIDENT
                                   ---------------------------------

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

                                   SCHEDULE A
                THE FOLLOWING RATES ARE EFFECTIVE JANUARY 1, 2007



PORTFOLIO                                                               RATE
________________________________________________________________________________
PIMCO All Asset Portfolio ..............................................25 bps
PIMCO CommodityRealReturn Strategy Portfolio ...........................20 bps
PIMCO Emerging Markets Bond Portfolio ..................................20 bps
PIMCO Global Bond Portfolio (Unhedged) .................................20 bps
PIMCO High Yield Portfolio .............................................20 bps
PIMCO Real Return Portfolio ..........................................17.5 bps
PIMCO StocksPLUS Growth and Income Portfolio .........................17.5 bps
PIMCO Total Return Portfolio .........................................17.5 bps